Exhibit 99.1

General Moly and Amer Resolve Dispute;

Amer Affiliate Closes New $4 Million Private Placement

LAKEWOOD, COLORADO, December 10, 2019 — General Moly, Inc. (General Moly or the “Company”) (NYSE American and TSX: GMO), the only western-exchange listed, pure-play molybdenum (“moly”) mineral development company, announced that yesterday the Company and Amer International Group Co. North America, Ltd. (“Amer NA”) an affiliate of Amer International Group Co. Ltd. (collectively “Amer”) have closed a $4 million private placement by Amer NA at a price of $0.40 per common share of General Moly under a new Securities Purchase Agreement (“SPA”) and Warrant, resolving the parties’ Dispute.  (See the Company’s news releases dated November 19, 2019, August 28, and July 31, 2019.)

Additionally, the parties agreed to a mutual release, terminating the previous Investment and Securities Purchase Agreement, as amended, (“Prior Agreement”), the prior Warrant, and the Dispute Negotiation Extension Agreement (“Extension Agreement”).  The parties’ previous Stockholder Agreement ended on its terms on November 24, 2019.

In addition to the 10 million shares issued by General Moly to Amer NA for this private placement, Amer NA also received 1.1 million General Moly common shares priced at $0.27/share, the 30-day volume weighted average price of the Company’s NYSE American-traded shares on December 6, 2019 utilizing the previously received $300,000 Extension Fee, pursuant to the terms of the Extension Agreement.

Under the SPA, Amer NA agreed to use reasonable best efforts to assist General Moly to obtain a loan of up to $700 million in project financing from one or more Chinese banks toward the funding of the Company’s 80% membership interest contribution for the construction and development of the Mt. Hope molybdenum project in Nevada.  POS-Minerals Corporation holds the other 20% membership interest in the Mt. Hope Project operating company, Eureka Moly, LLC.

For every $100 million of sourced Chinese bank lending that Amer has assisted contributing to a completed $700 million project debt financing, Amer NA may exercise 12 million warrants issued in the new Warrant at a share price of $0.50 per share up to 80 million warrants.

Furthermore, upon closing of a minimum of $100 million from Amer’s efforts toward the completion of a Chinese bank $700 million project financing, Amer NA has the option to enter into a moly supply agreement with General Moly to purchase Mt. Hope moly at a small discount to spot pricing when the Mt. Hope Mine achieves full commercial production. The saleable amount of moly to Amer NA escalates from an aggregate 3 million pounds per year to 20 million pounds per year over the first five years of mine production based on the level of project financing assisted by Amer towards the $700 million project financing.

Chief Executive Officer Bruce D. Hansen commented, “On behalf of the Board, we thank Amer for its continued support of the Mt. Hope Project. This further investment by Amer in our Company underscores the economic appeal of the Mt. Hope Project and provides the capacity to pursue strategic alternatives and raise additional capital.  We are also pleased to welcome Mr. Terry Lee, who was appointed to the Board of Directors to fill the vacancy left by Tong Zhang’s resignation in July.”

New Director

General Moly is pleased to announce the Board of Directors’ unanimous qualification and appointment of Amer director nominee Mr. Terry Lee, as a Class II director, serving the remaining term of Amer’s previous director nominee through to the Company’s annual meeting in 2021.  Tong Zhang, the prior Amer director nominee, resigned in July, 2019.

Mr. Lee is Risk Advisory and Controls Manager for Amer Singapore and is responsible for identifying and managing operational risks, and controls compliance in Amer Singapore businesses. He also directs the business planning and budgeting process for the real estate and metals trading divisions. Prior to joining Amer Singapore in 2016, Mr. Lee was the Regional Enterprise Planning Manager for Sibelco Asia, a materials solutions conglomerate based in Belgium. He also has 14 years of experience in internal audit, beginning with Ernst and Young, progressing to several other companies, including CapitaLand Limited.  He is a member of Institute of Singapore Chartered Accountants and Association of Chartered Certified Accountants (U.K.). Mr. Lee, who is based in Singapore, graduated with an International M.B.A. with an emphasis on corporate restructuring from the Emlyon business school, Lyon, France, and with a diploma in accounting from Ngee Ann Polytechnic, Singapore.

Amer may nominate a second director to the Board so long as its shareholding exceeds 20% of the Company’s shares outstanding.

Amer remains General Moly’s largest shareholder, with a total of 39.1 million shares or 26% of common shares outstanding as of the date of this announcement. General Moly has 150.1 million total common shares outstanding.

About General Moly

General Moly is a U.S.-based, molybdenum mineral exploration and development company listed on the NYSE American, recently known as the NYSE MKT and former American Stock Exchange, and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, an 80% interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with the Company’s wholly-owned Liberty Project, a molybdenum and copper property also located in central Nevada, General Moly’s goal is to become the largest primary molybdenum producer in the world.

Molybdenum is a metallic element used primarily as an alloy agent in steel manufacturing.  When added to steel, molybdenum enhances steel strength, resistance to corrosion and extreme temperature performance. In the chemical and petrochemical industries, molybdenum is used in catalysts, especially for cleaner burning fuels by removing sulfur from liquid fuels, and in corrosion inhibitors, high performance lubricants and polymers.

Contact:

Scott Roswell

(303) 928-8591

info@generalmoly.com
Website: www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to availability of cash to continue ongoing operations, availability of insurance, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, reclamation risks, political, operational and project development risks, ability to maintain required federal and state permits to continue construction, and commence production of molybdenum, copper, silver, lead or zinc, ability to identify any economic mineral reserves of copper, silver, lead or zinc; ability of the Company to obtain approval of its joint venture partner at the Mt. Hope Project in order to mine for molybdenum, copper, silver, lead or zinc, ability to raise required project financing or funding to pursue an exploration program related to potential copper, silver lead or zinc deposits at Mt. Hope, ability to respond to adverse governmental regulation and judicial outcomes, and ability to maintain and /or adjust estimates related to cost of production, capital, operating and exploration expenditures.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.